UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2008

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On June 10, 2008, Getty Images, Inc., a Delaware corporation (the “Company”), announced that, in connection with the anticipated acquisition of the Company by an affiliate of Hellman & Friedman LLC (the “Merger”), the Company will commence certain activities relating to certain financing transactions consisting of the borrowing of $1.045 billion in new senior secured indebtedness (the “Senior Secured Credit Facilities”).

On June 10, 2008, members of the senior management team of the Company will participate in meetings regarding the syndication of the Senior Secured Credit Facilities. At such meetings, management will discuss a lender presentation and distribute a confidential information memorandum to potential lenders. Attached hereto as Exhibit 99.1 are excerpts from the confidential information memorandum.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Forward-Looking Statements

This information set forth in Exhibit 99.1 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange of 1934, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations is contained in the Company’s SEC filings. Specifically, the Company makes reference to the sections entitled “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Excerpts from Confidential Information Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ JOHN LAPHAM
John Lapham
Senior Vice President and General Counsel

Date: June 10, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Excerpts from Confidential Information Memorandum